EXHIBIT 99
Restaurant Brands International Inc. Reports Third Quarter 2019 Results
RBI announces system-wide sales growth of nearly 9% and continued restaurant expansion around the world
BURGER KING® achieves its highest quarterly comparable sales growth since 2015
POPEYES® records one of its strongest comparable sales growth results in nearly two decades
RBI refinances existing $1,250 million 1st Lien Notes due 2022, generating significant interest savings

Toronto, Ontario – October 28, 2019 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the third quarter ended September 30, 2019.
Jose Cil, Chief Executive Officer of Restaurant Brands International Inc. ("RBI") commented, “During the third quarter, we grew system-wide sales nearly 9% through a combination of strong global comparable sales growth and restaurant expansion. At Burger King, we continue to see exciting growth around the world, with our system-wide sales increasing approximately 15% internationally for the quarter and the successful launch of our Impossible Whopper driving 5% comparable sales growth in the US, our strongest level since 2015. Popeyes had one of its best quarters in nearly two decades, achieving comparable sales growth of more than 10% in the US. At Tim Hortons, although we had a challenging quarter, we remain confident in the pillars of our Winning Together Plan and are excited about the long-term growth prospects of the Tims brand and business in Canada.”

Consolidated Operational Highlights	Three Months Ended September 30,
	2019	2018
	(Unaudited)
System-wide Sales Growth
TH	(0.1)%	2.8%
BK	10.7%	7.8%
PLK	15.6%	7.9%
Consolidated	8.9%	6.7%
System-wide Sales (in US$ millions)
TH	$1,774	$1,793
BK	$6,010	$5,544
PLK	$1,103	$956
Consolidated	$8,887	$8,293
Net Restaurant Growth
TH	1.7%	2.7%
BK	5.8%	6.1%
PLK	5.6%	7.6%
Consolidated	5.0%	5.6%
System Restaurant Count at Period End
TH	4,887	4,805
BK	18,232	17,239
PLK	3,192	3,022
Consolidated	26,311	25,066
Comparable Sales
TH	(1.4)%	0.6%
BK	4.8%	1.0%
PLK	9.7%	0.5%

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Consolidated Financial Highlights

	Three Months Ended September 30,
(in US$ millions, except per share data)	2019	2018
	(Unaudited)
Total Revenues	$1,458	$1,375
Net Income Attributable to Common Shareholders and Noncontrolling Interests	$351	$250
Diluted Earnings per Share	$0.75	$0.53

TH Adjusted EBITDA(1)	$301	$299
BK Adjusted EBITDA(1)	$254	$231
PLK Adjusted EBITDA(1)	$47	$41
Adjusted EBITDA(2)	$602	$571

Adjusted Net Income(2)	$337	$297
Adjusted Diluted Earnings per Share(2)	$0.72	$0.63

	As of September 30,
	2019	2018
	(Unaudited)
LTM Free Cash Flow(2)	$1,338	$1,147
Net Debt	$11,023	$11,093
Net Leverage(2)	4.9x	5.0x

(1)	TH Adjusted EBITDA, BK Adjusted EBITDA and PLK Adjusted EBITDA are our measures of segment profitability.

(2)
Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

Effective January 1, 2019, we adopted the new lease accounting standard ("New Standard"). Our consolidated financial statements for 2019 reflect the application of the New Standard, while our consolidated financial statements for 2018 were prepared under the guidance of the previously applicable lease accounting standard (“Previous Standard”).
The year-over-year change in Total Revenues on a GAAP basis was primarily driven by system-wide sales growth, the impact of the New Standard on franchise and property revenues and an increase in supply chain sales, which include sales of products, supplies and restaurant equipment, as well as sales to retailers, partially offset by FX movements.
The increase in Net Income Attributable to Common Shareholders and Noncontrolling Interests for the third quarter was primarily driven by growth in segment income, the change in other operating expenses (income), net (driven by FX) and a decrease in income tax expense.
The year-over year change in Adjusted EBITDA on an organic basis was primarily driven by system-wide sales growth.

TH Segment Results

	Three Months Ended September 30,
(in US$ millions)	2019	2018
	(Unaudited)
System-wide Sales Growth	(0.1)%	2.8%
System-wide Sales	$1,774	$1,793
Comparable Sales	(1.4)%	0.6%

Net Restaurant Growth	1.7%	2.7%
System Restaurant Count at Period End	4,887	4,805

Sales	$584	$571
Franchise and Property Revenues	$297	$283
Total Revenues	$881	$854

Cost of Sales	$441	$437
Franchise and Property Expenses	$91	$72
Segment SG&A	$77	$76
Segment Depreciation and Amortization	$28	$26
Adjusted EBITDA(1)(3)	$301	$299

(3)	TH Adjusted EBITDA includes $3 million and $4 million of cash distributions received from equity method investments for the three months ended September 30, 2019 and 2018, respectively.

For the third quarter of 2019, system-wide sales growth was primarily driven by comparable sales of (1.4)%, including Canada comparable sales of (1.2)%, partially offset by net restaurant growth of 1.7%.

The year-over-year change in Total Revenues on a GAAP basis was primarily driven by the impact of the New Standard on franchise and property revenues and supply chain sales, partially offset by FX movements. On an organic basis, the year-over-year change in Total Revenues was primarily driven by supply chain sales.

The year-over-year change in Adjusted EBITDA on a GAAP and on an organic basis was primarily driven by supply chain sales. This is primarily offset by FX movements on a GAAP basis.

BK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2019	2018
	(Unaudited)
System-wide Sales Growth	10.7%	7.8%
System-wide Sales	$6,010	$5,544
Comparable Sales	4.8%	1.0%

Net Restaurant Growth	5.8%	6.1%
System Restaurant Count at Period End	18,232	17,239

Sales	$19	$18
Franchise and Property Revenues	$438	$398
Total Revenues	$457	$416

Cost of Sales	$18	$17
Franchise and Property Expenses	$39	$33
Segment SG&A	$159	$147
Segment Depreciation and Amortization	$12	$12
Adjusted EBITDA(1)(4)	$254	$231

(4) No cash distributions were received from equity method investments for the three months ended September 30, 2019 and 2018.

For the third quarter of 2019, system-wide sales growth was driven by net restaurant growth of 5.8% as well as comparable sales of 4.8%, including US comparable sales of 5.0%.

The year-over-year change in Total Revenues on a GAAP basis was primarily driven by system-wide sales growth and the impact of the New Standard on franchise and property revenues, partially offset by FX movements. On an organic basis, the year-over-year change in Total Revenues was primarily driven by system-wide sales growth.

The year-over-year change in Adjusted EBITDA on a GAAP and on an organic basis was primarily driven by system-wide sales growth. This is partially offset by FX movements on a GAAP basis.

PLK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2019	2018
	(Unaudited)
System-wide Sales Growth	15.6%	7.9%
System-wide Sales	$1,103	$956
Comparable Sales	9.7%	0.5%

Net Restaurant Growth	5.6%	7.6%
System Restaurant Count at Period End	3,192	3,022

Sales	$21	$20
Franchise and Property Revenues	$99	$85
Total Revenues	$120	$105

Cost of Sales	$16	$16
Franchise and Property Expenses	$3	$2
Segment SG&A	$56	$48
Segment Depreciation and Amortization	$2	$3
Adjusted EBITDA(1)	$47	$41

For the third quarter of 2019, system-wide sales growth was driven by net restaurant growth of 5.6% as well as comparable sales of 9.7%, including US comparable sales of 10.2%.

The year-over-year change in Total Revenues on a GAAP and on an organic basis was primarily driven by system-wide sales growth.

The year-over-year change in Adjusted EBITDA on a GAAP and on an organic basis was primarily driven by system-wide sales growth, partially offset by higher SG&A.

Cash and Liquidity

As of September 30, 2019, total debt was $12.8 billion, net debt (total debt less cash and cash equivalents of $1.7 billion) was $11.0 billion, and net leverage was 4.9x. Our cash and cash equivalents reflects approximately $750 million of proceeds from our September 2019 issuance of 3.875% Senior Notes due 2028 and a $235 million voluntary prepayment of our Term Loan B. Following quarter end, we used these proceeds in conjunction with a portion of the proceeds from the previously announced $750 million New Term Loan Facility to redeem our $1,250 million 4.625% Senior Notes due 2022.

The RBI Board of Directors has declared a dividend of $0.50 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the fourth quarter of 2019. The dividend will be payable on January 3, 2020 to shareholders and unitholders of record at the close of business on December 17, 2019.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Monday, October 28, 2019, to review financial results for the third quarter ended September 30, 2019. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with more than $33 billion in system-wide sales and over 26,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world's most prominent and iconic quick service restaurant brands - TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.
Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding our Winning Together Plan and long-term growth prospects. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; and changes in applicable tax laws or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Sales	$624	$609	$1,735	$1,743
Franchise and property revenues	834	766	2,389	2,229
Total revenues	1,458	1,375	4,124	3,972
Operating costs and expenses:
Cost of sales	475	470	1,334	1,348
Franchise and property expenses	133	107	401	314
Selling, general and administrative expenses	320	298	948	917
(Income) loss from equity method investments	(11)	(4)	(11)	(17)
Other operating expenses (income), net	(30)	26	(44)	9
Total operating costs and expenses	887	897	2,628	2,571
Income from operations	571	478	1,496	1,401
Interest expense, net	137	135	406	405
Loss on early extinguishment of debt	4	—	4	—
Income before income taxes	430	343	1,086	996
Income tax expense	79	93	232	153
Net income	351	250	854	843
Net income attributable to noncontrolling interests	150	116	376	394
Net income attributable to common shareholders	$201	$134	$478	$449
Earnings per common share
Basic	$0.76	$0.53	$1.85	$1.81
Diluted	$0.75	$0.53	$1.82	$1.78
Weighted average shares outstanding
Basic	267	251	258	249
Diluted	470	475	469	474
Cash dividends declared per common share	$0.50	$0.45	$1.50	$1.35

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,732	$913
Accounts and notes receivable, net of allowance of $16 and $14, respectively	472	452
Inventories, net	83	75
Prepaids and other current assets	86	60
Total current assets	2,373	1,500
Property and equipment, net of accumulated depreciation and amortization of $709 and $704, respectively	1,981	1,996
Operating lease assets, net	1,147	—
Intangible assets, net	10,439	10,463
Goodwill	5,579	5,486
Net investment in property leased to franchisees	47	54
Other assets, net	683	642
Total assets	$22,249	$20,141
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$510	$513
Other accrued liabilities	797	637
Gift card liability	94	167
Current portion of long term debt and finance leases	776	91
Total current liabilities	2,177	1,408
Term debt, net of current portion	11,568	11,823
Finance leases, net of current portion	279	226
Operating lease liabilities, net of current portion	1,055	—
Other liabilities, net	1,598	1,547
Deferred income taxes, net	1,509	1,519
Total liabilities	18,186	16,523
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at September 30, 2019 and December 31, 2018; 298,095,767 shares issued and outstanding at September 30, 2019; 251,532,493 shares issued and outstanding at December 31, 2018	2,460	1,737
Retained earnings	762	674
Accumulated other comprehensive income (loss)	(864)	(800)
Total Restaurant Brands International Inc. shareholders’ equity	2,358	1,611
Noncontrolling interests	1,705	2,007
Total shareholders’ equity	4,063	3,618
Total liabilities and shareholders’ equity	$22,249	$20,141

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$854	$843
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	139	138
Non-cash loss on early extinguishment of debt	4	—
Amortization of deferred financing costs and debt issuance discount	22	22
(Income) loss from equity method investments	(11)	(17)
(Gain) loss on remeasurement of foreign denominated transactions	(38)	(19)
Net (gains) losses on derivatives	(43)	(24)
Share-based compensation expense	56	39
Deferred income taxes	(16)	6
Other	1	11
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(7)	(1)
Inventories and prepaids and other current assets	(34)	(16)
Accounts and drafts payable	(15)	(24)
Other accrued liabilities and gift card liability	(85)	(284)
Tenant inducements paid to franchisees	(13)	(25)
Other long-term assets and liabilities	97	24
Net cash provided by (used for) operating activities	911	673
Cash flows from investing activities:
Payments for property and equipment	(32)	(53)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	22	2
Settlement/sale of derivatives, net	17	11
Other investing activities, net	—	12
Net cash provided by (used for) investing activities	7	(28)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	750	—
Repayments of long-term debt and finance leases	(290)	(66)
Payment of financing costs	(13)	—
Payment of dividends on common shares and distributions on Partnership exchangeable units	(669)	(517)
Payments in connection with redemption of preferred shares	—	(60)
Proceeds from stock option exercises	99	53
Proceeds from derivatives	17	—
Other financing activities, net	—	1
Net cash (used for) provided by financing activities	(106)	(589)
Effect of exchange rates on cash and cash equivalents	7	(10)
Increase (decrease) in cash and cash equivalents	819	46
Cash and cash equivalents at beginning of period	913	1,097
Cash and cash equivalents at end of period	$1,732	$1,143
Supplemental cash flow disclosures:
Interest paid	$433	$411
Income taxes paid	$171	$374

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH and BK and 17 months or longer for PLK. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

	Three Months Ended September 30,
KPIs by Market	2019	2018
	(Unaudited)
System-wide Sales Growth
TH - Canada	(0.1)%	2.9%
TH - Rest of World	(0.3)%	1.7%
TH - Global	(0.1)%	2.8%

BK - US	6.1%	1.3%
BK - Rest of World	14.6%	13.9%
BK - Global	10.7%	7.8%

PLK - US	15.2%	5.9%
PLK - Rest of World	17.8%	22.6%
PLK - Global	15.6%	7.9%

System-wide Sales (in US$ millions)
TH - Canada	$1,559	$1,577
TH - Rest of World	$215	$216
TH - Global	$1,774	$1,793

BK - US	$2,673	$2,520
BK - Rest of World	$3,337	$3,024
BK - Global	$6,010	$5,544

PLK - US	$950	$824
PLK - Rest of World	$153	$132
PLK - Global	$1,103	$956

Comparable Sales
TH - Canada	(1.2)%	0.9%
TH - Rest of World	(2.7)%	(1.9)%
TH - Global	(1.4)%	0.6%

BK - US	5.0%	(0.7)%
BK - Rest of World	4.7%	2.5%
BK - Global	4.8%	1.0%

PLK - US	10.2%	(0.2)%
PLK - Rest of World	6.3%	5.4%
PLK - Global	9.7%	0.5%

	As of September 30,
KPIs by Market	2019	2018
	(Unaudited)
Net Restaurant Growth
TH - Canada	1.2%	2.2%
TH - Rest of World	4.1%	5.0%
TH - Global	1.7%	2.7%

BK - US	0.8%	1.3%
BK - Rest of World	9.3%	9.8%
BK - Global	5.8%	6.1%

PLK - US	5.1%	6.7%
PLK - Rest of World	7.1%	10.6%
PLK - Global	5.6%	7.6%

Restaurant Count
TH - Canada	3,991	3,944
TH - Rest of World	896	861
TH - Global	4,887	4,805

BK - US	7,298	7,239
BK - Rest of World	10,934	10,000
BK - Global	18,232	17,239

PLK - US	2,411	2,293
PLK - Rest of World	781	729
PLK - Global	3,192	3,022

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

Selling, General and Administrative Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2019	2018	2019	2018
Segment SG&A TH(1)	$77	$76	$236	$238
Segment SG&A BK(1)	159	147	449	433
Segment SG&A PLK(1)	56	48	159	141
Share-based compensation and non-cash incentive compensation expense	18	13	62	44
Depreciation and amortization(2)	5	5	14	16
PLK Transaction costs	—	—	—	10
Corporate restructuring and tax advisory fees	5	5	22	19
Office centralization and relocation costs	—	4	6	16
Selling, general and administrative expenses	$320	$298	$948	$917

(1)
Segment SG&A includes segment selling expenses, including advertising fund expenses, and segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, PLK transaction costs, corporate restructuring and tax advisory fees, and office centralization and relocation costs.

(2)
Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales and the respective segment franchise and property expenses. Depreciation and amortization included in selling, general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2019	2018	2019	2018
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$6	$7	$(1)	$17
Litigation settlement (gains) and reserves, net	1	5	1	(1)
Net losses (gains) on foreign exchange(4)	(35)	(3)	(38)	(19)
Other, net	(2)	17	(6)	12
Other operating expenses (income), net	$(30)	$26	$(44)	$9

(3)	Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings.

(4)	Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow and Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as it provides them with the same tools that management uses to evaluate our performance and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding the non-cash impact of share-based compensation and non-cash incentive compensation expense and (income) loss from equity method investments, net of cash distributions received from equity method investments, as well as other operating expenses (income), net. Other specifically identified costs associated with non-recurring projects are also excluded from Adjusted EBITDA, including PLK transaction costs associated with the acquisition of Popeyes, corporate restructuring and tax advisory fees, and office centralization and relocation costs. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported. LTM Adjusted EBITDA as of September 30, 2019 is the sum of the Adjusted EBITDA for the quarters ended September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, while LTM Adjusted EBITDA as of September 30, 2018 is the sum of the Adjusted EBITDA for the quarters ended September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017.  A reconciliation of Adjusted EBITDA for each of those quarters were included in our press release attached as Exhibit 99 to our Form 8-Ks filed with the SEC on August 2, 2019, April 29, 2019, February 11, 2019, October 23, 2018.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization, which is a non-cash expense arising as a result of acquisition accounting that may hinder the comparability of our operating results to our industry peers, (ii) amortization of deferred financing costs and debt issuance discount, a non-cash component of interest expense, and interest expense and (gains) losses on early extinguishment of debt, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015 and non-cash charges that vary by the timing, terms and size of debt financing transactions, (iii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iv) other operating expenses (income), net, and (v) other specifically identified costs associated with non-recurring projects.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA. Net Leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates. Additionally, for comparability purposes, we are calculating organic growth under Previous Standard for both periods presented.

Free Cash Flow is the total of Net cash provided by (used for) operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Commencing in the first quarter of 2019, we changed our calculation of Free Cash Flow to be defined as Net cash provided by (used for) operating activities minus Payments for property and equipment, as management believes that the other components of Net cash provided by (used for) investing activities that were previously included in the definition (such as restaurant closures/refranchisings and settlement of derivatives) are not core to the business and are subject to significant quarterly fluctuations.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
Three Months Ended September 30, 2019
(Unaudited)

					Impact of	Impact of FX
	Actual		Q3 '19 vs. Q3 '18		New Standard	Movements	Organic Growth
(in US$ millions)	Q3 '19	Q3 '18	$	%	$	$	$	%
Revenue
TH	$881	$854	$27	3.1%	$22	$(8)	$13	1.4%
BK	$457	$416	$41	9.9%	$10	$(5)	$36	8.8%
PLK	$120	$105	$15	14.7%	$—	$—	$15	14.4%
Total Revenues	$1,458	$1,375	$83	6.0%	$32	$(13)	$64	4.7%
Adjusted EBITDA
TH	$301	$299	$2	0.7%	$—	$(2)	$4	1.7%
BK	$254	$231	$23	10.0%	$—	$(4)	$27	12.1%
PLK	$47	$41	$6	12.3%	$—	$—	$6	12.4%
Adjusted EBITDA	$602	$571	$31	5.3%	$—	$(6)	$37	6.7%

The change in Adjusted EBITDA during the three months ended September 30, 2019 compared to the three months ended September 30, 2018 includes a decrease of $6 million related to the temporary mismatch between advertising fund revenues and expenses which had a negative impact of approximately (1.0%) on the organic Adjusted EBITDA growth rate.

Note: Percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2019	2018	2019	2018
Segment income:
TH	$301	$299	$825	$830
BK	254	231	728	681
PLK	47	41	129	120
Adjusted EBITDA	602	571	1,682	1,631
Share-based compensation and non-cash incentive compensation expense(1)	18	13	62	44
PLK Transaction costs(2)	—	—	—	10
Corporate restructuring and tax advisory fees(3)	5	5	22	19
Office centralization and relocation costs(4)	—	4	6	16
Impact of equity method investments(5)	(9)	—	1	(6)
Other operating expenses (income), net	(30)	26	(44)	9
EBITDA	618	523	1,635	1,539
Depreciation and amortization	47	45	139	138
Income from operations	571	478	1,496	1,401
Interest expense, net	137	135	406	405
Loss on early extinguishment of debt	4	—	4	—
Income tax expense(6)(7)	79	93	232	153
Net income	$351	$250	$854	$843

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions, except per share data)	2019	2018	2019	2018
Net income	$351	$250	$854	$843
Income tax expense(6)(7)	79	93	232	153
Income before income taxes	430	343	1,086	996
Adjustments:
Franchise agreement amortization	8	7	23	23
Amortization of deferred financing costs and debt issuance discount	7	8	22	22
Interest expense and loss on extinguished debt(8)	7	3	13	9
PLK Transaction costs(2)	—	—	—	10
Corporate restructuring and tax advisory fees(3)	5	5	22	19
Office centralization and relocation costs(4)	—	4	6	16
Impact of equity method investments(5)	(9)	—	1	(6)
Other operating expenses (income), net	(30)	26	(44)	9
Total adjustments	(12)	53	43	102
Adjusted income before income taxes	418	396	1,129	1,098
Adjusted income tax expense(6)(7)(9)	81	99	206	174
Adjusted net income	$337	$297	$923	$924
Adjusted diluted earnings per share	$0.72	$0.63	$1.97	$1.95
Weighted average diluted shares outstanding	470	475	469	474

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage and Free Cash Flow
(Unaudited)

	As of
(in US$ millions, except ratio)	September 30, 2019	September 30, 2018
Term debt, net of current portion	$11,568	$11,767
Finance leases, net of current portion	279	241
Current portion of long term debt and finance leases	776	80
Unamortized deferred financing costs and deferred issue discount	132	149
Total debt	12,755	12,237

Cash and cash equivalents	1,732	1,144
Net debt	11,023	11,093
LTM adjusted EBITDA	2,263	2,237
Net leverage	4.9x	5.0x

	Nine Months Ended September 30,			Twelve Months Ended December 31,		Twelve Months Ended September 30,
(in US$ millions)	2019	2018	2017	2018	2017	2019	2018
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$911	$673	$844	$1,165	$1,391	$1,403	$1,220
Payments for property and equipment	(32)	(53)	(17)	(86)	(37)	(65)	(73)
Free cash flow	$879	$620	$827	$1,079	$1,354	$1,338	$1,147

	Nine Months Ended September 30,	Six Months Ended June 30,	Three Months Ended September 30,
(in US$ millions)	2019	2019	2019
Calculation:	A	B	A - B
Net cash provided by operating activities	$911	$475	$436
Payments for property and equipment	(32)	(14)	(18)
Free cash flow	$879	$461	$418

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)
Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2018 and 2019 cash bonus, respectively.

(2)
In connection with the acquisition of Popeyes Louisiana Kitchen, Inc., we incurred certain non-recurring selling, general and administrative expenses primarily consisting of professional fees and compensation related expenses.

(3)
Costs arising primarily from professional advisory and consulting services associated with corporate restructuring initiatives related to the interpretation and implementation of the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, including Treasury regulations proposed in late 2018.

(4)
In connection with the centralization and relocation of our Canadian and U.S. restaurant support centers to new offices in Toronto, Ontario, and Miami, Florida, respectively, we incurred certain non-operational expenses consisting primarily of duplicate rent expense, moving costs, and relocation-driven compensation expenses.

(5)
Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments is included in segment income.

(6)
The effective tax rate for the nine months ended September 30, 2019 reflects a $37 million income tax expense provision adjustment related to a prior restructuring transaction not applicable to ongoing operations which increased our effective tax rate by 3.4% during the nine months ended September 30, 2019. Adjusted income tax expense excludes the impact of this adjustment.

(7)
The effective tax rate was reduced by 1.2% and 0.9% for the three months ended September 30, 2019 and 2018, respectively, and our adjusted effective tax rate was reduced by 1.3% and 0.8% for the three months ended September 30, 2019 and 2018, respectively, as a result of benefits from stock option exercises. The effective tax rate was reduced by 2.9% and 6.9% for the nine months ended September 30, 2019 and 2018, respectively, and our adjusted effective tax rate was reduced by 2.8% and 6.3% for the nine months ended September 30, 2019 and 2018, respectively, as a result of benefits from stock option exercises.

(8)
Represents loss on early extinguishment of debt and non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015.

(9)	Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.